UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2013

ALLIANCE HOLDINGS GP, L.P.

(Exact name of registrant as specified in its charter)

Delaware		03-573898
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-51952	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-1415

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.                               REGULATION FD DISCLOSURE.

In accordance with General Instruction B.2 of Form 8-K, the following information, including the exhibits referenced therein, are being furnished pursuant to Item 7.01 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

On September 27, 2013, Alliance Resource Partners, L.P. (“ARLP”) announced that its subsidiary, Excel Mining, LLC, issued Worker Adjustment and Retraining Notification (WARN) Act notices to all employees at the Pontiki mining complex in Martin County, Kentucky.  The Pontiki mining complex is owned by Pontiki Coal, LLC and operated by Excel Mining, LLC, both wholly-owned subsidiaries of ARLP.

The Pontiki mining complex currently employs approximately 142 workers and has generated 2013 year-to-date coal sales and production volumes of approximately 613,000 tons and 634,000 tons, respectively.  ARLP does not currently expect the closure of the Pontiki mine to have a material impact on its 2013 financial results.

A copy of the press release is furnished as Exhibit 99.1 hereto.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

99.1                        Alliance Resource Partners, L.P. press release dated as of September 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Holdings GP, L.P.

By:	Alliance GP, LLC,
its general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: September 27, 2013